Exhibit 1

JOINT FILING AGREEMENT

 The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the shares of common stock, par value $0.001 per share, of Outbrain Inc., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: February 14, 2022

VIOLA VENTURES III, L.P.

By: Viola Ventures GP 3 Ltd., its sole General Partner

By: /s/ Shlomo Dovrat
Name: Shlomo Dovrat
Title: Director

By: /s/ Itzik Avidor
Name: Itzik Avidor
Title: Director

VIOLA VENTURES GP 3 LTD.

By: /s/ Shlomo Dovrat
Name: Shlomo Dovrat

By: /s/ Itzik Avidor
Name: Itzik Avidor

/s/ Shlomo Dovrat
SHLOMO DOVRAT

/s/ Harel Beit-On
HAREL BEIT-ON

/s/ Avi Zeevi
AVI ZEEVI